As filed with the Securities and Exchange Commission on June 28, 2007
Registration No. 333-120428

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
Form SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CLEAR CHOICE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	6282	33-1080880
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. employer
incorporation or organization)	classification code number)	identification number)

7373 E. Doubletree Ranch Rd., Suite 200
Scottsdale, AZ 85258
(480) 621-8438

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Chad Mooney
Chief Executive Officer
7373 E. Doubletree Ranch Rd., Suite 200
Scottsdale, AZ 85258
(480) 621-8438

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Stephen R. Boatwright, Esq.
Alicia M. Corbett, Esq.
Keller Rohrback, PLC
3101 N. Central Ave., Suite 1400
Phoenix, AZ 85012
(602) 248-0088

Approximate date of commencement of proposed sale to the public:    Not Applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the earlier registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

On November 12, 2004, Clear Choice Financial, Inc.(“Clear Choice”) filed Registration Statement No. 333-120428 on Form SB-2, as amended from time to time thereafter (the “Registration Statement”), to register 3,295,000 shares of common stock, par value $0.0001, beneficially owned by the shareholders named therein (the “Selling Shareholders”).

Because these unsold securities became freely tradable upon expiration of the required holding periods under Rule 144 of the Securities Act of 1933, it is no longer necessary for Clear Choice to maintain the effectiveness of the Registration Statement.

Clear Choice hereby terminates the Registration Statement and removes from registration all shares of common stock that have not been sold by the Selling Shareholders pursuant to the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, Arizona, on June 27, 2007.

Clear Choice Financial, Inc.

Date: June 27, 2007	By:	/s/ Chad Mooney
Chad Mooney, President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Chad Mooney	President, Chief Executive Officer and Director	June 27, 2007
Chad Mooney

/s/ Michael J. Schifsky	Chief Financial Officer and Director	June 27, 2007
Michael J. Schifsky	(Principal Financial and Accounting Officer)

/s/ Larry Eiteljorg	Director	June 27, 2007
Larry Eiteljorg